                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PULITZER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the Offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 PULITZER INC.
                           900 NORTH TUCKER BOULEVARD
                           ST. LOUIS, MISSOURI 63101
                                 (314) 340-8000

                                                                  April 19, 1999

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 A.M., Central Daylight Time, on Wednesday, May 12, 1999, at the Missouri Botanical Garden, Shoenberg Auditorium, 4344 Shaw Boulevard, St. Louis, Missouri 63110.

     Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote for (i) the election of the three persons nominated as Class A directors of the Company to three-year terms expiring in 2002, (ii) the approval of the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan, (iii) the approval of the Pulitzer Inc. 1999 Stock Option Plan, (iv) the approval of the Pulitzer Inc. 1999 Employee Stock Purchase Plan, and (v) the ratification of the appointment of the firm of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year.

     At the meeting, the Board of Directors will report on the Company's affairs, and a discussion period will be provided for questions and comments.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          /s/Michael E. Pulitzer

                                          Michael E. Pulitzer
                                          Chairman of the Board


                                          /s/Robert C. Woodworth

                                          Robert C. Woodworth
                                          President and Chief Executive Officer

                                 PULITZER INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                                                             St. Louis, Missouri
                                                                  April 19, 1999



     The Annual Meeting of Stockholders of Pulitzer Inc. will be held at the Missouri Botanical Garden, Shoenberg Auditorium, 4344 Shaw Boulevard, St. Louis, Missouri 63110 on Wednesday, May 12, 1999, at 10:00 A.M., Central Daylight Time, for the following purposes:

          1. To elect three Class A directors to three-year terms expiring in 2002.

          2. To consider and vote upon a proposal to approve the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan.

          3. To consider and vote upon a proposal to approve the Pulitzer Inc. 1999 Stock Option Plan.

          4. To consider and vote upon a proposal to approve the Pulitzer Inc. 1999 Employee Stock Purchase Plan.

          5. To ratify the appointment of the firm of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year.

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for inspection ten days prior to the annual meeting at the Company's executive offices, located at 900 North Tucker Boulevard, St. Louis, Missouri 63101.

     Stockholders are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

                                          JAMES V. MALONEY
                                          Secretary

                                 PULITZER INC.
                           900 NORTH TUCKER BOULEVARD
                           ST. LOUIS, MISSOURI 63101

                               ------------------

                                PROXY STATEMENT

                               ------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share (the "Common Stock"), and Class B common stock, $.01 par value per share (the "Class B Common Stock"), of Pulitzer Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 12, 1999, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

     Proxies for use at the meeting were first mailed to stockholders on or about April 19, 1999, and will be solicited chiefly by mail, but additional solicitations may be made by telephone or facsimile by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies will be voted for the election of the three persons nominated as Class A directors of the Company, for the approval of (i) the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan, (ii) the Pulitzer Inc. 1999 Stock Option Plan, and (iii) the Pulitzer Inc. 1999 Employee Stock Purchase Plan, and for the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year.

     The affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors and the affirmative vote of a majority of the aggregate voting power of the shares present in person or represented by proxy and entitled to vote at the meeting is required for the approval of (i) the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan, (ii) the Pulitzer Inc. 1999 Stock Option Plan and (iii) the Pulitzer Inc. 1999 Employee Stock Purchase Plan, for the ratification of the appointment of Deloitte & Touche LLP and for the approval of such other matters as may properly come before the meeting or any adjournment thereof. A stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees or can withhold authority to vote for any one or more nominees. Abstentions from the vote regarding approval of (i) the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan, (ii) the Pulitzer Inc. 1999 Stock Option Plan, and (iii) the Pulitzer Inc. 1999 Employee Stock Purchase Plan, the vote to consider ratification of the appointment of Deloitte & Touche LLP or the approval of such other matters as may properly come before the meeting or any adjournment thereof are treated as votes against each proposal. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and, therefore, as shares not entitled to vote on the matter as to which there is a broker non-vote.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 9, 1999, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. The Company had outstanding on April 9, 1999, 8,292,447 shares of Common Stock, each of which is entitled to one vote upon matters presented at the meeting, and 14,339,284 shares of Class B Common Stock, each of which is entitled to ten votes upon matters presented at the meeting. As of April 9, 1999, 13,573,126 shares of Class B Common Stock were held in a voting trust. It is expected that the shares held in the voting trust will be voted for the election of the three persons nominated as Class A directors, for the approval of (i) the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan,
(ii) the Pulitzer Inc. 1999 Stock Option Plan, and (iii) the Pulitzer Inc. 1999 Employee Stock Purchase Plan, and for the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year. See "Principal Stockholders -- Voting Trust."

GENERAL

     The Company was capitalized on March 18, 1999 with approximately $550 million in cash and all the other assets of Pulitzer Publishing Company ("PPC") (other than broadcasting assets) as a result of the Spin-off (as defined below) and is operating the newspaper publishing and related "new media" businesses formerly operated by PPC. The Company was organized as a corporation in 1998 and, prior to the Spin-off, was a wholly-owned subsidiary of PPC.

     On March 18, 1999, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of May 25, 1998 (the "Merger Agreement"), by and among PPC, the Company and Hearst-Argyle Television, Inc. ("Hearst-Argyle"), Hearst-Argyle acquired, through a merger transaction (the "Merger"), PPC's television and radio broadcasting operations in exchange for the issuance to PPC's stockholders of 37,096,774 shares of Hearst-Argyle's Series A common stock. Prior to the Merger, PPC's newspaper publishing and related new media businesses were contributed to the Company in a tax-free "spin-off" to PPC stockholders (the "Spin-off"). The Merger and Spin-off are collectively referred to as the "Transactions."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Class B Common Stock as of April 9, 1999, (i) by each director of the Company, (ii) by each person known by the Company to own beneficially 5% or more of its Common Stock, (iii) by the executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all directors and officers of the Company as a group.

                                                                    CLASS B
                                           COMMON STOCK           COMMON STOCK       PERCENT OF AGGREGATE
                                        -------------------   --------------------       VOTING POWER
       DIRECTORS, OFFICERS AND           NUMBER                 NUMBER               OF COMMON STOCK AND
           5% STOCKHOLDERS              OF SHARES   PERCENT   OF SHARES    PERCENT   CLASS B COMMON STOCK
       -----------------------          ---------   -------   ----------   -------   --------------------
Trustees of Pulitzer Inc. Voting
  Trust(1)............................        --        --    13,573,126     94.7%           89.5%
Emily Rauh Pulitzer(2)(3)(4)..........        --        --     6,311,667     44.0            41.6%
Michael E. Pulitzer(2)(3)(5)..........        --        --     3,539,906     24.7%           23.3%
David E. Moore(2)(3)(6)...............     1,695        --     3,697,035     25.8%           24.4%
James M. Snowden, Jr..................     3,666         *            --       --              **
William Bush..........................        --        --            --       --              --
Alice B. Hayes........................        --        --            --       --              --
Ronald H. Ridgway(3)..................    28,936         *            --       --              **
Ken J. Elkins.........................    18,029         *            --       --              **
Robert C. Woodworth(3)................        --        --            --       --              **
Terrance C.Z. Egger...................       915         *
Gabelli Funds, Inc.(7)................
One Corporate Center
Rye, New York 10580-1434                 654,245       7.9%           --       --              **
Nicholas Company, Inc.(8).............
701 North Water Street
Milwaukee, Wisconsin 53202               470,866       5.7%           --       --              **
All directors and officers as a group
  (13 persons)(3).....................    54,317         *    13,548,608     94.5%           89.5%

---------------

  *  Represents less than 1% of the outstanding Common Stock.

 ** Represents less than 1% of the aggregate voting power of Common Stock and Class B Common Stock.

 (1) The Trustees of the Pulitzer Inc. Voting Trust are Cole C. Campbell, David
     E. Moore, Michael E. Pulitzer, Emily Rauh Pulitzer, Ronald H. Ridgway and Robert C. Woodworth. The Pulitzer Inc. Voting Trust and each of the individual Trustees may be reached at 900 North Tucker Boulevard, St. Louis, Missouri 63101.

 (2) Excludes shares which may be deemed to be beneficially owned pursuant to a Tax Agreement, dated October 23, 1998, among David E. Moore, Emily Rauh Pulitzer and Michael E. Pulitzer and/or their respective affiliates.

 (3) Excludes shares which may be deemed to be beneficially owned solely as a trustee of the Pulitzer Inc. Voting Trust.

 (4) Includes 6,270,553 shares held in trusts. These shares are beneficially owned by Mrs. Pulitzer.

 (5) Includes 3,437,853 shares held in trusts and 37,780 shares held in a private foundation. These shares are beneficially owned by Mr. Pulitzer. Also includes 64,273 shares held in a trust for the benefit of the wife of Michael E. Pulitzer. Mr. Pulitzer disclaims beneficial ownership of these shares.

 (6) Includes 366 shares of Class B Common Stock beneficially owned by the wife of David E. Moore. Mr. Moore disclaims beneficial ownership of these shares. Also includes 651,231 shares held in trust. These shares are beneficially owned by Mr. Moore.

 (7) This figure is based on information set forth in Schedule 13D dated April 7, 1999, filed by Gabelli Funds, Inc., and its investment adviser, GAMCO, with the Securities and Exchange Commission. The Schedule 13D states that
     (i) Gabelli Funds, Inc. has the sole power to vote, or direct the vote of, and the sole power to dispose or direct the disposition of, 88,000 of such shares, and (ii) GAMCO has the sole power to vote, or direct the vote of, and the sole power to dispose or direct the disposition of, 564,245 of such shares, and (iii) Gabelli International Ltd. has the sole power to vote, or direct the vote of, and the sole power to dispose or direct the disposition of, 2,000 of such shares.

 (8) This figure is based on information set forth in Amendment No. 2 to
     Schedule 13G dated February 10, 1999, filed by Nicholas Company, Inc., investment advisor to Nicholas Fund, Inc., with the Securities and Exchange Commission. The Schedule 13G states that (i) Nicholas Fund, Inc. has the sole power to vote, or direct the vote of such shares, and (ii) that Nicholas Company, Inc. has the sole power to dispose or direct the disposition of such shares.

VOTING TRUST

     Stockholders of the Company holding 13,573,126 shares of Class B Common Stock, representing approximately 89.5% of the combined voting power of the Company's outstanding Common Stock and Class B Common Stock, have entered into an agreement providing for the creation of a voting trust (the "Voting Trust"). These Class B stockholders have deposited their shares of Class B Common Stock into the Voting Trust and will receive from the Voting Trust one or more certificates (the "Voting Trust Certificates") evidencing their interest in the shares so deposited.

     The current trustees of the Voting Trust are Cole C. Campbell, David E. Moore, Michael E. Pulitzer, Emily Rauh Pulitzer, Ronald H. Ridgway and Robert C. Woodworth (the "Trustees"). The Trustees generally have all voting rights with respect to the shares of Class B Common Stock subject to the Voting Trust. However, in connection with certain matters, including any proposal for a merger, consolidation, recapitalization or dissolution of the Company or disposition of all or substantially all of its assets, the calling of a special meeting of stockholders and the removal of directors, the Trustees may not vote the shares deposited in the Voting Trust except in accordance with written instructions from the holders of the Voting Trust Certificates. The Voting Trust permits the conversion of the Class B Common Stock deposited in the Voting Trust into Common Stock in connection with certain permitted events, including, without limitation, sales which are exempt from the registration requirements of the Securities Act of 1933, as amended, sales which meet the volume and manner of sale requirements of Rule 144 promulgated thereunder and sales which are made pursuant to registered public offerings. The Voting Trust may be terminated with the written consent of holders of two-thirds of the outstanding Class B Common Stock deposited in the Voting Trust. Unless extended or terminated by the parties thereto, the Voting Trust expires on March 18, 2009.

THE TAX AGREEMENT

     In connection with PPC's request for a private letter ruling from the IRS regarding the tax treatment of the Spin-off, Marital Trust B U/I Joseph Pulitzer, Jr. dated 6/12/74, as amended 10/20/92 ("Marital Trust B"), the Pulitzer Family Trust, the Trust dated 3/22/82 FBO Michael E. Pulitzer (the "MEP Trust") and David E. Moore (each a "Signatory" and collectively, the "Signatories") entered into a letter agreement dated October 23, 1998 (the "Tax Agreement") under which each of the Signatories agreed to certain limitations on his, her or its ability to dispose of shares of the Company (Emily Rauh Pulitzer is a trustee of Marital Trust B and the sole trustee of the Pulitzer Family Trust, and Michael E. Pulitzer is the sole trustee of the MEP Trust). Under the Tax Agreement, any sales of the Company's Common Stock by a Signatory during the one-year period following the Spin-off and Merger must be made simultaneously and proportionately with sales of the Series A common stock of Hearst-Argyle received by such signatory pursuant to the Merger. In addition, during such one-year period, the Signatories collectively may not dispose of more than 9.5% of the Company's outstanding Common Stock and Class B Common Stock and no Signatory may dispose of more than 3.15% of the Company's outstanding Common Stock and Class B Common Stock unless otherwise agreed in writing by the other Signatories.

                             ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes, with the term of office of one class expiring in each year. Three Class A Directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of Emily Rauh Pulitzer, James M. Snowden, Jr. and Robert C. Woodworth to serve until the 2002 Annual Meeting of Stockholders and until their successors shall have been duly elected and shall qualify. Each of the nominees now serves as a Class A director of the Company. In the event any of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that any of these nominees will be unable to serve.

                                   MANAGEMENT

     The following table sets forth certain information concerning the Company's executive officers and directors.

                                                                             DATE OF                  TERM
                                                                           EMPLOYMENT     DIRECTOR   EXPIRES
      NAME, AGE AND CLASS              POSITIONS WITH THE COMPANY         BY COMPANY(2)   SINCE(2)     IN
      -------------------              --------------------------         -------------   --------   -------
NOMINEES FOR ELECTION AS
  CLASS A DIRECTORS
Emily Rauh Pulitzer; 65(1).....  Director                                       --          1999      1999
James M. Snowden, Jr.; 55......  Director                                       --          1999      1999
Robert C. Woodworth; 51........  Director; President and
                                   Chief Executive Officer                    1999          1999      1999
DIRECTORS CONTINUING IN OFFICE
  CLASS B DIRECTORS
William Bush; 52...............  Director                                       --          1999      2000
Michael E. Pulitzer; 69(1).....  Director; Chairman of the Board              1999          1998      2000
Ronald H. Ridgway; 60..........  Director; Senior Vice President-
                                   Finance                                    1999          1998      2000
  CLASS C DIRECTORS
Ken J. Elkins; 61..............  Director                                       --          1999      2001
Alice B. Hayes; 61.............  Director                                       --          1999      2001
David E. Moore; 75(1)..........  Director                                       --          1999      2001

OTHER EXECUTIVE OFFICERS
Terrance C.Z. Egger; 41........  Vice President                               1999            --        --
James V. Maloney; 50...........  Secretary                                    1999            --        --

---------------
(1) Michael E. Pulitzer is a cousin of David E. Moore and a brother-in-law of Emily Rauh Pulitzer.

(2) Any service as a director of or employment with PPC is discussed individually in the biographies that follow this table.

     EMILY RAUH PULITZER is the widow of Joseph Pulitzer, Jr. Mrs. Pulitzer was a curator of the St. Louis Art Museum from 1964 through 1973. She currently serves certain St. Louis and national charitable, civic and arts organizations. Pursuant to the terms of Mrs. Pulitzer's consulting agreement with the Company, the Company has agreed to use its best efforts to cause Mrs. Pulitzer to be a member of its Board of Directors. Mrs. Pulitzer also served as a member of PPC's Board of Directors from 1993 until March 1999.

     JAMES M. SNOWDEN, JR. has been an Executive Vice President of Huntleigh Securities Corporation ("Huntleigh") since November 6, 1995. Mr. Snowden was a Vice President of A.G. Edwards & Sons, Inc. from June 1984 through November 3, 1995 and was a director of A.G. Edwards & Sons, Inc. from March 1988 through February 1994. PPC retained, and the Company intends to retain in the future, Huntleigh Securities Corporation as financial advisors in connection with such financial matters as it deems appropriate. Mr. Snowden also served as a member of PPC's Board of Directors from 1986 until March 1999.

     ROBERT C. WOODWORTH has served as the Company's President and Chief Executive Officer since January 1, 1999. Mr. Woodworth was a Vice President - Newspapers of Knight Ridder, Inc. from May 1997 until December 1998. Prior to that, Mr. Woodworth worked for Capital Cities/ABC, most recently as Publisher of The Kansas City Star and Senior Vice President -- Metro Newspapers. Mr. Woodworth, who joined Capital Cities in 1973, previously served in various capacities at a number of Capital Cities properties, including Executive Vice President and General Manager of The Fort-Worth Star Telegram and Vice President -- Operations of The Belleville News-Democrat.

     WILLIAM BUSH has been a partner in the law firm of Fulbright & Jaworski L.L.P. (and its predecessor firm, Reavis & McGrath) since 1977. He is the partner in charge of the New York office and a member of the Executive Committee of the firm. PPC retained, and the Company intends to retain in the future, Fulbright & Jaworski L.L.P. as attorneys in connection with such legal matters as it deems appropriate. Mr. Bush also served as a member of PPC's Board of Directors from 1997 until March 1999.

     MICHAEL E. PULITZER was elected Chairman of the Board of the Company in May 1998, and served as the Company's President and Chief Executive Officer from May 1998 through December 1998. Mr. Pulitzer was elected Chairman of the Board of PPC on June 11, 1993 and served as its President and Chief Executive Officer from April 1986 through March 18, 1999. Mr. Pulitzer served as Vice Chairman of the Board of PPC from April 1984 through March 1986 and as its President and Chief Operating Officer from April 1979 through March 1984. It is contemplated that Mr. Pulitzer will enter into an employment agreement with the Company. Mr. Pulitzer also served as a member of PPC's Board of Directors from 1964 until March 1999 and currently serves as a director of Hearst-Argyle.

     RONALD H. RIDGWAY has served as the Company's Senior Vice
President -- Finance since May 1998 and served as PPC's Senior Vice
President -- Finance from March 1986 through March 18, 1999. Prior thereto, Mr. Ridgway served as PPC's Vice President -- Finance from April 1984 through March 1986, as Treasurer from April 1979 through March 1986, and as Secretary and Assistant Treasurer from January 1978 through March 1979. Mr. Ridgway also served as a member of PPC's Board of Directors from 1979 until March 1999.

     KEN J. ELKINS served as PPC's Senior Vice President -- Broadcasting Operations from April 1986 through March 16, 1999 and prior thereto, from April 1984 through March 1986, served as PPC's Vice President -- Broadcast Operations. Mr. Elkins is a director of Commerce Bank of St. Louis and a director of Hearst-Argyle. Mr. Elkins also served as a member of PPC's Board of Directors from 1983 until March 1999.

     ALICE B. HAYES has been President of the University of San Diego since July 1995. From July 1989 through May 1995, Dr. Hayes was Executive Vice President and Provost of St. Louis University, St. Louis, Missouri, and for over five years prior thereto held various academic positions at Loyola University of Chicago. Dr. Hayes also served as a member of PPC's Board of Directors from 1993 until March 1999.

     DAVID E. MOORE, lifelong journalist, founded Harrison Independent (Westchester County, NY), Connecticut Business Journal in association with Westchester Business Journal, and International Business magazine. Mr. Moore has entered into a consulting agreement with the Company which includes an agreement by the Company to use its best efforts to cause Mr. Moore to be a member of its Board of Directors. Mr. Moore also served as a member of PPC's Board of Directors from 1984 until March 1999.

     TERRANCE C.Z. EGGER has served as a Vice President of the Company since February 1999 and served as a Vice President of PPC from March 1996 until March 1999 and General Manager of the St. Louis Post-Dispatch (the "Post-Dispatch") since March 1996. Prior to joining PPC, Mr. Egger served as Vice President and Advertising Director for TNI Partners.

     JAMES V. MALONEY has served as Secretary of the Company since May 1998 and served as PPC's Secretary from January 1984 to March 18, 1999. Mr. Maloney was appointed Director of Shareholder Relations for the Company on March 18, 1999 and served as Director of Shareholder Relations for PPC from June 1987 until March 1999.

     During 1998, the Board of Directors of the Company held three meetings and acted one time by unanimous written consent. Each director attended more than seventy-five percent (75%) of the Board meetings held during the period he served as a director. There were no committees of the Board of Directors of the Company in 1998.

     During 1998, PPC's Board of Directors held 13 meetings. Each director attended more than seventy-five percent (75%) of the Board meetings and meetings of Board committees on which he or she served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. No such reports were required to be filed during 1998. The Company believes that during the 1998 fiscal year, the officers, directors and holders of more than 10% of PPC's common stock and Class B common stock complied with all Section 16(a) filing requirements.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has, and the Board of Directors of PPC had until March 18, 1999, an Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee and Planning Committee.

     The Company's Audit Committee consists of the two directors who are determined to be independent directors under the corporate responsibility requirements for companies listed on the New York Stock Exchange. The Audit Committee is responsible to the Board of Directors for overseeing and reviewing audit results and monitoring the effectiveness of internal audit functions. Alice B. Hayes and James M. Snowden, Jr. currently serve as members of this Committee.

     PPC's Audit Committee consisted of two directors who were (i) determined to be independent of management and free from any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee and
(ii) designated by a resolution adopted by a majority of PPC's whole Board of Directors. This Committee, which met three times during 1998, was responsible to PPC's Board of Directors for overseeing and reviewing audit results and monitoring the effectiveness of internal audit functions. Alice B. Hayes and James M. Snowden, Jr. served as members of this Committee during 1998 and until March 1999.

     The Company's Compensation Committee consists of the directors who hold the positions of Chairman of the Board and President, and two directors who are not officers of the Company. The Board of Directors may at its discretion appoint a fifth person, who, if such person is not a director, shall be an advisory member of the Compensation Committee. The Compensation Committee renders advice with respect to compensation matters, administers, among other things, the Annual Incentive Compensation Plan, and will administer the Pulitzer Inc. 1999 Stock Option Plan, the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan and the Pulitzer Inc. 1999 Employee Stock Purchase Plan, subject to stockholder approval of these plans. In addition to Michael E. Pulitzer and Robert C. Woodworth, David E. Moore, William Bush and James M. Snowden, Jr. currently serve as members of this Committee.

     During 1998 and until March 1999, PPC's Compensation Committee consisted of Michael E. Pulitzer, who was Chairman of the Board, President and Chief Executive Officer of PPC, and three directors who were not officers of PPC. PPC's Compensation Committee, which met three times during 1998, rendered advice with respect to compensation matters and administered, among other things, the Annual Incentive Compensation Plan, the PPC 1994 Stock Option Plan, the PPC 1994 Key Employees' Restricted Stock Purchase Plan and the PPC 1997 Employee Stock Purchase Plan. In addition to Michael E. Pulitzer, David E. Moore, William Bush and James M. Snowden, Jr. served as members of this Committee during 1998 and until March 1999.

     The Company's Executive Committee consists of the three directors who hold the positions, respectively, of Chairman, President and Senior Vice President -- Finance, and, in the discretion of the Board of Directors, a fourth person, designated by resolution adopted by a majority of PPC's whole Board of Directors, who, if he or she is not a director, shall be an advisory member. The Executive Committee exercises the power and authority of PPC's Board of Directors during the period between Board meetings, subject to certain limitations. In addition to Michael E. Pulitzer, Robert C. Woodworth and Ronald
H. Ridgway, David E. Moore currently serves as a member of this Committee.

     During 1998 and until March 1999, PPC's Executive Committee consisted of the four directors who held the positions of President, Senior Vice
President -- Finance, Senior Vice President -- Newspaper Operations, Senior Vice President -- Broadcasting Operations, and one director who was not an officer of PPC. The Executive Committee, which met one time during 1998, exercised the power and authority of PPC's Board of Directors during the period between Board meetings, subject to certain limitations. In addition to Michael E. Pulitzer, Ronald H. Ridgway, Nicholas G. Penniman IV, and Ken J. Elkins, David E. Moore served as a member of this Committee during 1998 and until March 1999.

     The Company's Finance Committee consists of the three directors who hold the positions, respectively, of Chairman, President and Senior Vice
President -- Finance and, in the discretion of the Board of Directors, a fourth person, designated by resolution adopted by a majority of the whole Board of Directors, who, if such person is not a director, shall be an advisory member. This Committee may exercise, in general, the authority of the Board with respect to (i) approval or disapproval of contracts obligating the Company for more than $100,000 but not more than $750,000 or not more than $1,500,000 if the contract relates to any Agency expense to be shared equally with The Herald Company, Inc., (ii) designation of depositories for monies and other valuable effects of the Company and (iii) designation of signatures on all checks, demands for money or other similar accounts of the Company. Michael E. Pulitzer, Robert C. Woodworth and Ronald H. Ridgway currently serve as members of this Committee.

     During 1998 and until March 1999, PPC's Finance Committee consisted of the three directors who held the positions of President, Senior Vice
President -- Finance and Senior Vice President -- Newspaper Operations. PPC's Finance Committee, which met four times and acted two times by unanimous written consent during 1998, had the authority to exercise, in general, the authority of PPC's Board of Directors with respect to approval or disapproval of contracts obligating PPC for more than $50,000 but not more than $500,000 or not more than $1,000,000 if the contract related to any Agency expense to be shared equally with The Herald Company, Inc. Michael E. Pulitzer, Ronald H. Ridgway and Nicholas G. Penniman IV served as members of this Committee during 1998 and until March 1999.

     The Company's Nominating Committee consists of two or more directors who are designated by resolution adopted by a majority of the whole Board of Directors. This Committee recommends qualified candidates to the Board of Directors and/or the stockholders for election as directors of the Company. Michael E. Pulitzer, David E. Moore and James M. Snowden, Jr. currently serve as members of this Committee.

     In accordance with the Company's Restated Certificate of Incorporation, any stockholder of record entitled to vote generally in the election of directors desiring to nominate one or more persons for election as directors at any meeting of stockholders may do so only if written notice of such stockholder's intent to make such nomination or nominations is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     During 1998 and until March 1999, PPC's Nominating Committee consisted of three directors who were designated by resolution adopted by a majority of PPC's whole Board of Directors. PPC's Nominating Committee, which met one time in 1998, recommended qualified candidates to PPC's Board of Directors and/or the stockholders for election as directors of PPC. Michael E. Pulitzer, David E. Moore and James M. Snowden, Jr. served as members of this Committee during 1998 and until March 1999.

     The Company's Planning Committee consists of the three directors who hold the positions, respectively, of Chairman, President and Senior Vice
President -- Finance and, in the discretion of the Board of Directors, up to seven additional persons, designated by resolution adopted by a majority of the whole Board of Directors, each of whom, if such person is not a director, shall be an advisory member. This Committee may consider and develop short and long-term plans and strategies for the Company for presentation to the Board of Directors for consideration and appropriate action. In addition to Michael E. Pulitzer, Robert C. Woodworth and Ronald H. Ridgway, William Bush, Ken J. Elkins, Alice B. Hayes, David E. Moore, Emily Rauh Pulitzer and James M. Snowden, Jr. currently serve as members of this Committee.

     During 1998 and until March 1999, PPC's Planning Committee consisted of the four directors who held the positions of President, Senior Vice
President -- Finance, Senior Vice President -- Newspaper Operations and Senior Vice President -- Broadcasting Operations and, in the discretion of PPC's Board of Directors, five additional persons designated by resolution adopted by a majority of PPC's whole Board of Directors. The PPC Planning Committee, which met three times during 1998, had the authority to consider and develop short and long-term plans and strategies for PPC for presentation to PPC's Board of Directors for consideration and appropriate action. In addition to Michael E. Pulitzer, Ronald H. Ridgway, Nicholas G. Penniman IV and Ken J. Elkins, William Bush, David E. Moore, Alice B. Hayes, Emily Rauh Pulitzer and James M. Snowden, Jr. served as members of this Committee during 1998 and until March 1999.

DIRECTOR COMPENSATION

     Compensation for non-employee directors of the Company is, and compensation for non-employee directors of PPC during 1998 and until March 18, 1999 was, set at $5,000 per year. In addition, each non-employee director of the Company receives $750 for each meeting of the Board of Directors or any of its committees he or she attends in person or by telephone, a $1,000 travel allowance if he or she attends in person, and a per diem payment of $150 for each day he or she stays overnight in St. Louis or elsewhere in connection with any meeting of the Board of Directors or any of its Committees. Each non-employee director of PPC received similar meeting fees, travel allowances and per diem payments.

     Subject to stockholder approval of the Pulitzer Inc. 1999 Stock Option Plan, options to purchase 3,000 shares of Common Stock, subject to adjustments for future capital changes, if any, will automatically be granted thereunder to each non-employee director of the Company (other than directors who beneficially own 1% or more of any class of capital stock of the Company) on the date following each Annual Meeting of Stockholders. The exercise price per share will be equal to the fair market value per share of Common Stock on the date of grant. Unless sooner terminated pursuant to the terms of the Pulitzer Inc. 1999 Stock Option Plan, each option will expire ten years from the date of grant. At present, the non-employee directors eligible to participate in the Pulitzer Inc. 1999 Stock Option Plan are Dr. Hayes and Messrs. Bush, Elkins and Snowden.

     David E. Moore, a director and member of the Company's Compensation Committee, is party to a consulting agreement with the Company, dated March 18, 1999, pursuant to which Mr. Moore provides, at the request of the Chairman of the Board of Directors, managerial advice regarding the business operations of the Company and its subsidiaries and general business advice regarding long-term strategic planning. For his services under the agreement, Mr. Moore will be paid at an annual rate of $147,000 in 1999. The consulting agreement provides for automatic renewals unless terminated by either party not later than December 1 of any calendar year. Additionally, Mr. Moore was party to a similar consulting agreement with PPC, dated

October 21, 1986, which was terminated on March 18, 1999. For his services under the agreement with PPC, Mr. Moore was paid $140,000 in 1998.

     Emily Rauh Pulitzer, a director, is party to a consulting agreement with the Company, dated March 18, 1999, pursuant to which Mrs. Pulitzer provides, at the request of the Chairman of the Board of Directors, advice regarding the business operations of the Company and its subsidiaries, particularly their newspaper operations, and general advice regarding long-term strategic planning. For her services under the agreement, Mrs. Pulitzer will be paid at an annual rate of $147,000 in 1999. The consulting agreement provides for automatic renewals unless terminated by either party not later than December 1 of any calendar year. Mrs. Pulitzer was party to a similar consulting agreement with PPC, dated January 26, 1998, which was terminated on March 18, 1999. For her services under the agreement with PPC, Mrs. Pulitzer was paid $140,000 in 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The philosophy of PPC's executive compensation policy was to have programs which enabled PPC to attract and retain key executives and promote improved corporate performance and which were linked to increasing stockholder value. The following guidelines were established to carry out PPC's policy:

     a) Base salaries should be maintained at levels consistent with competitive market pay practices.

     b) Executives should have a meaningful portion of their compensation at risk.

     c) A portion of executive compensation should be tied to the performance of PPC.

     d) Executive compensation should provide long-term incentives which align the executive's interests with those of the stockholders.

     e) Executive compensation should be subject to review by the Compensation Committee.

     It is anticipated that the philosophy of the Company's executive compensation policy and the guidelines established to carry out that policy will be substantially similar to those of PPC.

     In 1998, PPC's Compensation Committee was comprised of four directors. Michael E. Pulitzer was the only member who was an employee of PPC. Although a member of PPC's Compensation Committee, Mr. Pulitzer did not participate in decisions relating to his own compensation. PPC's Compensation Committee, from time-to-time, utilized the services of independent compensation consultants.

     The Company's Compensation Committee is comprised of five directors. Michael E. Pulitzer and Robert C. Woodworth are the only members who are employees of the Company. Although members of the Company's Compensation Committee, Mr. Pulitzer and Mr. Woodworth do not participate in decisions relating to their own compensation. The Committee intends, from time-to-time, to utilize the services of independent compensation consultants.

EXECUTIVE COMPENSATION PROGRAM

     PPC's regular executive compensation program for 1998 was comprised of the following three key components:

     Base Salary -- Base salaries for the executives named in the compensation tables other than Robert C. Woodworth (the "Named Executives") were reviewed annually by the PPC Compensation Committee, which took into account competitive pay levels by making comparisons with other media companies. PPC participated in an annual media compensation survey conducted by an independent compensation consultant in order to have access to statistically summarized data regarding competitive pay levels at other media companies. This survey included 73 media companies which voluntarily participated, including all of the companies in the S&P Publishing-Newspaper Index but excluding two of the companies in the S&P Broadcast Media Index. The PPC Compensation Committee also considered (i) a number of factors relating to the particular executive, including individual performance, level of experience, ability and knowledge of the job and (ii) overall corporate performance, including operating cash flow, after tax cash flow, net income and earnings per share, without emphasizing any specific aspect. Collectively, the salaries of the Named Executives were above the median salaries but below the 75th percentile for similar executives as reported in the survey. The PPC Compensation Committee believed that the base salary levels were reasonable and necessary to retain those key employees.

     Annual Incentive Compensation Plan -- Under PPC's Annual Incentive Compensation Plan, an amount, not to exceed 75% of an employee's annual base salary, could be awarded by the PPC Compensation Committee based on certain criteria. Participants could earn from 0 to 140% of target bonuses. The PPC Compensation Committee, based on recommendations made to it by independent compensation consultants, determined that, generally, annual incentive awards should range from 10% of base salary for junior executives to 50% of base salary for the chief executive officer. The criterion for annual incentive bonuses was a quantitative measure based on the actual level of operating cash flow (operating income before depreciation and amortization) compared to an operating cash flow goal established by the PPC Compensation Committee at the beginning of the year. The PPC Compensation Committee believed that PPC's operating cash flow performance would be reflected in stockholder values over the long term. Operating cash flow goals established for the Post-Dispatch, publishing and broadcasting segments and consolidated were used as performance measurements depending upon the area(s) of responsibility of the Named Executives. Actual operating cash flows for 1998 as a percentage of the goals established for the four performance measurements ranged from 102% to 109%. For 1998, the Named Executives as a group were paid 113% of their combined target annual incentive bonus amount.

     Stock Compensation -- Traditionally, stock compensation for PPC was comprised primarily of stock options and restricted stock grants. Those programs provided key executives with an opportunity to increase their ownership of PPC stock, thereby aligning the executives' interests more closely with those of the stockholders of PPC. The PPC Compensation Committee was responsible for administering PPC's stock option and restricted stock plans. Grant levels were based on subjective judgment, taking into account individual performance, competitive practices of other media companies and the number and value of options and restricted stock held by an individual, without emphasizing any factor. No particular emphasis was placed on corporate performance. Because PPC announced in February 1998 that it was evaluating strategic options for its broadcasting division, no grants were made under PPC's stock option and restricted stock plans for 1998 to the Named Executives or other employees of PPC.

     It is expected that the Company's regular executive compensation program will be comprised generally of the foregoing key components.

TRANSACTIONS BONUS PROGRAM

     To encourage PPC's executives, including the senior officers and managers of its broadcasting division, to use their best efforts to assist PPC's in achieving its strategic objectives and to encourage those executives to remain with PPC and its broadcasting division until the consummation of the Transactions, PPC adopted a program which provided for the payment of retention awards and transaction completion bonuses. Pursuant to this program, which was formulated with the assistance of an independent compensation consultant in the spring of 1998, PPC entered into individual written agreements with the Named Executives and various other executives of PPC or its broadcasting division.

     Under the agreements with each of Michael E. Pulitzer, Ken J. Elkins, Nicholas G. Penniman IV, Ronald H. Ridgway, C. Wayne Godsey and John Kueneke, each Named Executive became entitled to a retention award equal to $900,000, $600,000, $150,000, $450,000, $250,000 and $250,000, respectively, on March 18,
1999. The agreements with the Named Executives also provided for the payment of bonuses upon completion of the Merger. The amounts of the transaction completion bonuses were $2,090,000, $1,000,000, $225,000, $675,000, $375,000 and $375,000,
respectively. In addition, Terrance C.Z. Egger received a transaction completion bonus of $200,000 upon consummation of the Merger. The agreements for Messrs. Elkins, Godsey and Kueneke also provided for cash separation payments of approximately $1,796,000, $907,000 and $696,000 respectively. All of the amounts payable to Michael E. Pulitzer, and a significant portion of the amounts payable to Ronald H. Ridgway, were deferred. PPC entered into similar agreements with certain of its other officers and executives who received retention and/or transaction completion bonuses aggregating approximately $4,498,000.

DEFERRED COMPENSATION PLAN

     The Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of executive compensation paid by public companies. In general, under the applicable limitations, PPC was not, and the Company will not be, able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 (subject to certain exceptions not here relevant). Non-deductibility would result in additional tax cost to the Company. In making compensation decisions, the PPC Compensation Committee gave consideration to the net cost to PPC (including, for this purpose, the potential limitation on deductibility of executive compensation). To lessen the likelihood that a portion of Michael E. Pulitzer's or any other PPC senior executive's compensation for any year would not be nondeductible, the PPC Board of Directors adopted the PPC Senior Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), pursuant to which payment of senior executives' bonus compensation was deferred to the extent necessary to avoid a loss of deduction by PPC. In 1998, a total of $543,101 of Mr. Pulitzer's compensation was deferred under the PPC Deferred Compensation Plan. In connection with the Transactions, the obligations under the PPC Deferred Compensation Plan, as well as deferred payment obligations to Michael E. Pulitzer and Ronald H. Ridgway in connection with the Transactions, were assumed by the Company. These compensation deferrals represent an unsecured obligation of the Company, bear interest at an agreed upon rate and, in general, will be paid or begin being paid following the date of the termination of a participating executive's employment with the Company. It is anticipated that the Company will make similar deferral arrangements for some or all of the otherwise limited compensation earned in the future by its executive officers. Nevertheless, there is no assurance that all of the compensation paid or payable to Mr. Pulitzer, Mr. Woodworth or certain other executives for any year will be deductible in full by the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     As Chief Executive Officer of PPC, Michael E. Pulitzer's base salary for 1998 was increased to $980,000 from $920,000 (effective January 1, 1998). Mr. Pulitzer was awarded a bonus under PPC's Annual Incentive Compensation Plan for 1998 of $548,800, of which $543,101 was deferred. His target bonus was set at 50% of base salary. The actual bonus paid represented 112% of the target. One hundred percent of the bonus was based on the achievement of consolidated operating cash flow measured against the goal established by PPC's Compensation Committee for 1998. The aggregate compensation paid to Mr. Pulitzer in 1998 was deemed appropriate by the Committee (without the participation of Mr. Pulitzer) considering the overall performance of the Company, taking into account the Company's operating cash flow, after tax cash flow, net income and earnings per share, and the performance of Mr. Pulitzer, including his years of experience and stature in the publishing and broadcasting industries. The total compensation paid to Mr. Pulitzer in 1998 was approximately at the median of the total compensation, including long-term incentives, of chief executive officers of similar media companies. As stated above, Mr. Pulitzer did not participate in PPC's long-term stock compensation plans; however, he is eligible to participate in the Company's 1999 Stock Option Plan.

     It is anticipated that the Board of Directors of the Company, acting upon the recommendation of outside compensation consultants, will approve the terms and conditions of an employment agreement to be made by the Company with Mr. Pulitzer. It is anticipated that Mr. Pulitzer's agreement will be for a term of seven years and that Mr. Pulitzer will remain Chairman of the Board of Directors of the Company. Initially, Mr. Pulitzer's salary and bonus opportunities will be substantially the same as provided to him by PPC. Mr. Pulitzer is eligible to participate in the Pulitzer Inc. 1999 Stock Option Plan and received on April 7, 1999 an initial stock option award in the Company valued at approximately $1,500,000 (under the Black-Scholes formula), subject to stockholder approval of that plan. It is also expected that the annual retirement pension payable to him under the qualified and nonqualified pension and retirement plans of the Company will be increased to approximately 50% (from 40%) of his final average compensation.

     On December 18, 1998, the Company entered into an employment agreement with Robert C. Woodworth pursuant to which Mr. Woodworth serves as President and Chief Executive Officer of the

Company for an initial term of three years, beginning January 1, 1999. At the end of each year, the agreement automatically renews for an additional year. Mr. Woodworth is entitled to receive an annual base salary of $575,000 and an annual incentive bonus target of 100% of salary. Mr. Woodworth received an initial cash bonus of $200,000 and an additional cash payment of $200,000 to compensate him for lost bonus opportunities with his previous employer. Mr. Woodworth also received on April 7, 1999 an initial stock option grant in the Company valued at approximately $1,500,000 under the Black-Scholes formula and a restricted stock award in the Company valued at approximately $1,000,000, subject to certain vesting and other conditions and stockholder approval of the Pulitzer Inc. 1999 Stock Option Plan and the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan. If Mr. Woodworth terminates his employment for "good reason" or the Company terminates his employment without "cause," then Mr. Woodworth will be entitled to severance equal to three years' salary plus accelerated vesting of the initial option and restricted stock awards. The Company utilized the services of an independent compensation consultant to develop the compensation package which was negotiated with Mr. Woodworth.

     Michael E. Pulitzer, William Bush, David E. Moore and James M. Snowden, Jr. comprised the Compensation Committee of the Board of Directors of PPC. Mr. Woodworth was not a member of that Committee. Accordingly, Mr. Woodworth's participation in this Compensation Committee report is limited to matters pertaining to the Company.

                                          Compensation Committee
                                          of the Board of Directors:

                                          MICHAEL E. PULITZER, Chairman
                                          WILLIAM BUSH
                                          DAVID E. MOORE
                                          JAMES M. SNOWDEN, JR.
                                          ROBERT C. WOODWORTH

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James M. Snowden, Jr., a member of the Company's Compensation Committee and a member during 1998 and until March 18, 1999 of PPC's Compensation Committee, is an Executive Vice President of Huntleigh. From November 6, 1995 through March 18, 1999, Huntleigh had a retainer relationship with PPC with respect to general financial advisory services. In addition, in December 1997, PPC entered into an engagement letter with Huntleigh pursuant to which Huntleigh acted as a financial adviser to PPC with respect to various alternatives regarding PPC's broadcasting operations. Pursuant to the letter and upon consummation of the Transactions, PPC paid Huntleigh approximately $10.1 million. PPC also agreed to reimburse Huntleigh and its affiliates, partners, directors, agents, employees and control person for certain legal and other expenses and to indemnify Huntleigh against certain liabilities, including certain liabilities under the federal securities laws. The Company intends to retain Huntleigh in the future as financial advisors in connection with such financial matters as it deems appropriate.

     David E. Moore, a member of the Company's Compensation Committee and a member during 1998 and until March 18, 1999 of PPC's Compensation Committee, was a party to a consulting agreement with PPC, pursuant to which PPC paid Mr. Moore $140,000 in 1998. Mr. Moore is a party to a consulting agreement with the Company, pursuant to which the Company will pay Mr. Moore at an annual rate of $147,000 in 1999. The consulting agreement with the Company provides for automatic renewals.

     William Bush, a member of the Company's Compensation Committee and a member during 1998 and until March 18, 1999 of PPC's Compensation Committee, is a partner in Fulbright & Jaworski L.L.P. PPC retained, and the Company intends to retain in the future, Fulbright & Jaworski L.L.P. as attorneys in connection with such legal matters as it deems appropriate.

     For a discussion of the retention awards and transaction completion bonuses received by PPC's Named Executives and various other executives of PPC or its broadcasting division, see "Compensation Committee Report on Executive Compensation -- Transactions Bonus Program."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a discussion of David E. Moore and Emily Rauh Pulitzer's consulting agreements with PPC and the Company, see "Management -- Director Compensation."

     For discussion of Michael E. Pulitzer's anticipated employment agreement, and Robert C. Woodworth's actual employment agreement, with the Company, see "Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation."

     It is anticipated that the Board of Directors of the Company, acting upon the recommendation of outside compensation consultants, will approve the terms and conditions of an employment agreement to be made by the Company with Ronald
H. Ridgway. It is anticipated that the term of Mr. Ridgway's agreement will be between two and three years. Mr. Ridgway would serve as Senior Vice President-Finance, the same position which he currently holds with the Company and formerly held with PPC. His salary and bonus opportunities would be substantially the same as were provided to him by PPC. It is anticipated that, upon completion of the term of his employment agreement, the Company will waive any early retirement reduction factor that would otherwise apply to Mr. Ridgway in determining the annual retirement pension to which he would then be entitled under the non-qualified pension plan of the Company (which is expected to be similar to the Supplemental Executive Benefit Pension Plan formerly maintained by PPC).

     The Company also has entered into employment agreements with Terrance C.Z. Egger and James V. Maloney that became effective upon consummation of the Merger. Mr. Egger is currently employed as the General Manager of the Post-Dispatch, and Mr. Maloney is currently employed as the Secretary of the Company. Each of these agreements is for a term of three years, and each agreement includes salary and bonus opportunities that are substantially similar to what was formerly provided by PPC, except that the agreement with Mr. Egger includes a provision for a restricted stock grant that would vest if his employment with the Company continues until the end of the three-year term.

     Nicholas G. Penniman IV ceased to serve as an executive officer of the Company and PPC on March 16, 1999 and as a director of the Company and PPC on March 18, 1999. The Company and Mr. Penniman have entered into a consulting agreement under which Mr. Penniman will provide advisory and consulting services to the Company until March 31, 2000 and will receive compensation from the Company at substantially the same level as was provided to him by PPC. Upon completion of Mr. Penniman's advisory and consulting services, the Company will waive any early retirement reduction factor that would otherwise apply in determining the annual retirement pension to which Mr. Penniman would then be entitled.

     Pursuant to the terms of the late Joseph Pulitzer Jr.'s employment agreement, PPC paid, and the Company has assumed the obligation to pay, Emily Rauh Pulitzer, as the beneficiary of Joseph Pulitzer Jr.'s deferred compensation balance, a monthly annuity of $15,000 (including interest). The annuity payments to Mrs. Pulitzer are expected to terminate in 2003.

                             EXECUTIVE COMPENSATION

     The Company was a wholly-owned subsidiary of PPC in 1998 and did not conduct operations or separately compensate its executives in 1998, except, as discussed below, in the case of Robert C. Woodworth. The following Summary Compensation Table shows the compensation paid each of the last three fiscal years to the eight most highly compensated executive officers of PPC for 1998:

                          PULITZER PUBLISHING COMPANY
                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                            -----------------------------------------------------
                                              ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                      -----------------------------------   -------------------------   -------
                                                             OTHER ANNUAL    RESTRICTED      OPTIONS/    LTIP        ALL OTHER
     NAME AND PRINCIPAL                                      COMPENSATION   STOCK AWARDS     SARS(6)    PAYOUTS   COMPENSATION(7)
          POSITION             YEAR   SALARY($)   BONUS($)       ($)            ($)            (#)        ($)           ($)
     ------------------        ----   ---------   --------   ------------   ------------     --------   -------   ---------------
Michael E. Pulitzer..........  1998   $978,154    $851,796        $0          $     0              0      $0          $26,905
  Chairman of the Board,       1997    918,115     554,972         0                0              0       0           37,951
  President and Chief          1996    850,000     597,676         0                0              0       0            6,135
  Executive Officer
Robert C. Woodworth..........  1998          0     400,000(1)      0                0              0       0                0
  President and Chief          1997          0           0         0                0              0       0                0
    Executive Officer          1996          0           0         0                0              0       0                0

Ken J. Elkins(2).............  1998    449,654     213,098         0                0              0       0           22,936
  Senior Vice President-       1997    420,000     206,273         0                0         35,000       0           26,716
  Broadcasting Operations      1996    390,000     220,326         0                0         32,000       0           15,077

Nicholas G. Penniman IV(3)...  1998    339,538     147,183         0                0              0       0           11,721
  Senior Vice President-       1997    324,435     167,779         0                0         17,500       0           14,617
  Newspaper Operations         1996    304,000     139,880         0                0         15,000       0            5,500

Ronald H. Ridgway............  1998    339,385     153,684         0                0              0       0           11,023
  Senior Vice President-       1997    318,950     154,856         0                0         27,500       0           13,259
  Finance                      1996    281,000     158,505         0                0         20,000       0            5,464

John C. Kueneke(3)...........  1998    249,804      90,632         0                0              0       0            5,462
  Executive Vice President     1997    233,000      87,496         0                0          8,000       0            3,945
  Pulitzer Broadcasting        1996    212,827      91,593         0                0          4,000       0                0
    Company
C. Wayne Godsey(4)...........  1998    249,804      88,032         0                0              0       0            5,462
  Executive Vice President     1997    233,000      84,349         0                0          8,000       0            5,260
  Pulitzer Broadcasting        1996    217,000      91,843         0                0          4,000       0            4,818
    Company
Terrance C.Z. Egger..........  1998    212,308      74,400         0           11,588(5)           0       0            4,768
  Vice President               1997    174,327      68,250         0           13,134(5)       5,000       0            3,074
                               1996    121,731      61,750         0            3,465(5)       3,000       0           61,379

---------------
 (1) Reflects the payment to Mr. Woodworth of $200,000 as a signing bonus pursuant to the terms of Mr. Woodworth's employment agreement with the Company and $200,000 to compensate him for lost bonus opportunities with his previous employer.

 (2) Resigned as a director and executive officer of Pulitzer Broadcasting Company, a wholly-owned subsidiary of PPC which conducted PPC's radio and television broadcasting operations until the Merger.

 (3) Resigned as executive officer of PPC on March 16, 1999.

 (4) Resigned as a director and executive officer of Pulitzer Broadcasting Company on February 16, 1999.

 (5) Income related to the vesting of stock grants issued while employed by TNI Partners, which, as agent for the Company and Gannett Co., Inc., is responsible for advertising and circulation, printing and delivery and collection of the revenues of The Arizona Daily Star and the Tuscon Citizen.

 (6) Stock options have been adjusted for 1996 to reflect the impact of a common stock and Class B common stock split in the form of a 33.3% stock dividend, declared by PPC's Board of Directors on September 12, 1996.

 (7) Includes (i) PPC's contribution to the PPC Retirement Savings Plan, in the amount of $5,600, $5,600, $5,600, $5,600, $5,462, $5,462 and $4,768,
     respectively, in the cases of Messrs. Pulitzer, Elkins, Penniman, Ridgway, Kueneke, Godsey and Egger, (ii) income assessed which was related to split dollar insurance of $21,305, $7,836, $6,121 and $5,423, in the cases of Messrs. Pulitzer, Elkins, Penniman, and Ridgway, respectively, (iii) PPC's payment of an annual auto allowance to Ken Elkins of $9,500 in 1998, 1997 and 1996 and (iv) PPC's payment of moving expenses for Terrence C. Z. Egger of $61,379 in 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants in fiscal year 1998 to executives of PPC or the Company.

     The following table provides information on option/SAR exercises in fiscal 1998 by the named executive officers of PPC and the value of such officers' unexercised options/SARs at December 31, 1998:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1998 OPTION VALUES

                  EXERCISES DURING YEAR                                             FISCAL YEAR-END
----------------------------------------------------------    ------------------------------------------------------------
                                                                 NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS                    IN-THE-MONEY
                                  SHARES                              (SHARES)(1)                  OPTIONS/SARS($)(1)
                                ACQUIRED ON       VALUE       ----------------------------    ----------------------------
            NAME                 EXERCISE      REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                -----------    -----------    -----------    -------------    -----------    -------------
Michael E. Pulitzer.........           0       $        0             0              0        $        0      $        0
Ken J. Elkins...............      30,000        2,160,603       156,332         34,000         8,951,063       1,039,254
Nicholas G. Penniman IV.....      18,333        1,382,267        92,501         16,666         5,279,619         506,545
Ronald H. Ridgway...........           0                0       157,499         25,000         9,693,052         749,379
John C. Kueneke.............      10,666          429,371             0          6,667                 0         194,267
C. Wayne Godsey.............      13,201          923,292        29,467          9,334         1,600,223         331,118
Terrance C.Z. Egger.........       3,222          160,432         3,778          4,333           140,267         127,929

---------------
(1) Computed based upon the difference between closing price of PPC's common stock on December 24, 1998, the last business day of PPC's 1998 fiscal year, and the exercise price.

     Immediately prior to the Merger, PPC cashed out and terminated all options then outstanding under PPC's 1986 and 1994 stock option plans (the "PPC Option Plans"), whether or not vested. The amount paid by PPC in respect of the termination of an outstanding PPC stock option equaled the difference between the exercise price of the option and the average daily closing price of PPC's common stock for the 10 trading days ending 2 trading days immediately prior to the closing of the Merger. The amounts paid on March 18, 1999 to each of the Named Executives under the immediately foregoing table were: Ken J. Elkins ($8,758,000); Terrance C.Z. Egger ($216,000); Nicholas G. Penniman IV ($5,079,000); Ronald H. Ridgway ($9,261,000, a portion of which was deferred); John C. Kueneke ($151,000); and C. Wayne Godsey ($1,680,000).

     PPC Retirement Savings Plan. In connection with the Merger, the Company assumed sponsorship of the Pulitzer Publishing Company Retirement Savings Plan (the "Retirement Savings Plan"). The Retirement Savings Plan is a qualified profit sharing plan under Section 401(a) of the Code with a cash or deferred arrangement covered by Section 401(k) of the Code. Participants' elective deferrals are made through payroll deductions and are subject to the annual 401(k) limit which, for 1999, is $10,000. The Company makes annual matching contributions (limited to 2% of pay) with respect to 50% of a participating executive's elective contributions. In addition, the Company makes a $50 monthly profit sharing contribution for each participating executive. Account balances attributable to broadcasting employees who participated in the Retirement Savings Plan before the Merger will be transferred to a similar plan maintained for their benefit by Hearst-Argyle.

     PPC Pension Plan. In connection with the Merger, the Company assumed sponsorship of the Pulitzer Publishing Company Pension Plan (the "Pension Plan"). The Pension Plan is a qualified defined benefit plan under Section 401(a) of the Code. In general, the Pension Plan covers only non-union employees, including the Company's executive officers. (The Company also assumed sponsorship of the Joseph Pulitzer Pension Plan, which covers certain union and other present or retired employees not covered by the Pension Plan.) The Pension Plan provides for payment of a monthly retirement income which, expressed as a single life annuity beginning at normal retirement age (later of age 65 or the completion of five years of participation), is approximately equal to the sum of (i) 1.5% of monthly earnings for each year of service up to 25 years, (ii) 1% of monthly earnings for each year of service beyond 25 years, (iii) .5% of monthly earnings in excess of "covered compensation" for each year of service up to a total of 35 years (subject to certain limitations), and (iv) the benefit, if any, earned under a predecessor plan as of December 31, 1988. Generally, monthly earnings means the monthly average of an employee's base earnings in the specified years, covered compensation means base compensation with respect to which social security benefits are earned, and service includes prior service with PPC. Pension Plan benefits become vested upon completion of five years of service. A covered employee may retire with reduced benefits after attaining age 55 and completing five years of service. Assets and liabilities of the Pension Plan attributable to the broadcasting employees who participated in the Pension Plan before the Merger will be transferred to a similar plan maintained by Hearst-Argyle for the benefit of those employees.

     Total estimated annual retirement benefits for Michael E. Pulitzer, Robert
C. Woodworth, Ken J. Elkins, Nicholas G. Penniman IV, Ronald H. Ridgway, John C. Kueneke, C. Wayne Godsey and Terrance C.Z. Egger under the Pension Plan, assuming they had all continued service at their most recent levels of compensation and retirement at age 65 (or at the present date if older than 65), are $72,205, $40,503, $71,776, $70,306, $65,607, $46,535, $62,018, and $74,440,
respectively. The following table shows the estimated annual pension payable under the Pension Plan to persons retiring at age 65. The table reflects the fact that the benefits provided by the Pension Plan's formula are subject to certain limitations under the Code.

                                     ESTIMATED ANNUAL PENSION BENEFITS
   ANNUAL                             FOR YEARS OF SERVICES INDICATED
COMPENSATION                  -----------------------------------------------
AT RETIREMENT                 15 YRS.   20 YRS.   25 YRS.   30 YRS.   35 YRS.
-------------                 -------   -------   -------   -------   -------
  $150,000..................  $30,216   $35,950   $40,263   $41,447   $42,109
   200,000..................   41,115    49,035    55,062    56,915    58,074
   250,000..................   45,521    60,694    69,861    72,384    74,039
   300,000..................   45,521    60,694    75,868    87,041    90,004
   350,000..................   45,521    60,694    75,868    87,041    98,215
   400,000..................   45,521    60,694    75,868    87,041    98,215
   450,000..................   45,521    60,694    75,868    87,041    98,215
   500,000..................   45,521    60,694    75,868    87,041    98,215

     Supplemental Executive Benefit Pension Plan. Before the Merger, PPC maintained the Pulitzer Publishing Company Supplemental Executive Benefit Pension Plan (the "Supplemental Plan"), an unfunded defined benefit plan which provided for the payment of a minimum annual retirement income to executive officers and other designated highly compensated employees, taking into account employer provided benefits earned under PPC's Retirement Savings Plan and Pension Plan. The retirement pension earned by a Supplemental Plan participant, expressed as an annual single life annuity beginning at the participant's normal retirement date (age 65 and 10 years of service), was equal to 40% of the participant's final three-year average compensation multiplied by a fraction, the numerator of which is the number of the participant's years of credited service, and the denominator of which is 25. The amount of the benefit, as so determined, was payable by PPC to the extent it was not covered by the employer-provided benefits payable to the participant under PPC's Retirement Savings Plan and Pension Plan. Participants became vested in their Supplemental Plan benefits after the completion of ten years of service. Vested participants who retired between age 55 and 65 could elect to begin receiving reduced annual payments before age 65. The early retirement reduction factor could be waived in specific cases and, subject to certain conditions, will be waived in the cases of Ken J. Elkins and Nicholas G. Penniman IV. Subject to certain conditions, the Supplemental Plan also provided for the payment of a 50% survivor annuity to the surviving spouse of a deceased participant. In accordance with the Merger Agreement, the Company assumed the Supplemental Plan liabilities for all covered non-broadcasting employees and for certain broadcasting employees (including Ken. J. Elkins) who did not transfer to Hearst-Argyle. The Supplemental Plan (or a variation thereof) will be continued by the Company.

     The following table shows the estimated annual pension benefits that would be payable under the existing Supplemental Plan formula, without regard to offsets for employer-provided benefits payable under the Pension Plan and the Retirement Savings Plan to persons retiring at age 65 in the specified compensation and years-of-service classifications. The Supplemental Plan benefit is the difference between the total benefit shown in the following table and the employer-provided benefit earned under the Pension Plan and the Retirement Savings Plan. Total estimated annual retirement benefits for Michael E. Pulitzer, Robert C. Woodworth, Ken J. Elkins, Nicholas G. Penniman IV, Ronald H. Ridgway, John C. Kueneke, C. Wayne Godsey and Terrance C.Z. Egger under the Supplemental Plan, assuming continued service at their current levels of compensation and retirement at 65 (or at the present date if older than 65), are $505,656, $211,359, $172,174, $109,342, $103,770, $23,381, $44,883 and $0,
respectively.

                                 ESTIMATED ANNUAL PENSION BENEFITS
FINAL THREE-                       FOR YEARS OF SERVICE INDICATED
YEAR AVERAGE            ----------------------------------------------------
COMPENSATION            15 YRS.    20 YRS.    25 YRS.    30 YRS.    35 YRS.
------------            --------   --------   --------   --------   --------
  $150,000............. $ 36,000   $ 48,000   $ 60,000   $ 60,000   $ 60,000
  200,000.............    48,000     64,000     80,000     80,000     80,000
  250,000.............    60,000     80,000    100,000    100,000    100,000
  300,000.............    72,000     96,000    120,000    120,000    120,000
  350,000.............    84,000    112,000    140,000    140,000    140,000
  400,000.............    96,000    128,000    160,000    160,000    160,000
  450,000.............   108,000    144,000    180,000    180,000    180,000
  500,000.............   120,000    160,000    200,000    200,000    200,000

     Deferred Compensation Plan. PPC maintained a deferred compensation plan (the "Deferred Compensation Plan") pursuant to which its senior executive officers were required to defer annual incentive compensation to the extent necessary to avoid the $1 million executive compensation deduction limitation of
Section 162(m) of the Code. The Deferred Compensation Plan also permitted eligible executives to make elective deferrals of annual bonus awards. Amounts deferred under the Deferred Compensation Plan were credited with interest based on the one-year treasury bill rate in effect at the beginning of each year. At the time of the Merger, Michael E. Pulitzer was the only participant in the Deferred Compensation Plan. In connection with the Merger, the Company assumed the obligations of PPC under the Deferred Compensation Plan, as well as additional Merger-related compensation obligations of PPC to Michael E. Pulitzer and Ronald H. Ridgway, the payment of which was deferred at the time of the Merger. The total amount of the deferred compensation obligations to Messrs. Pulitzer and Ridgway is approximately $5,206,000 and $1,863,000, respectively. These compensation deferrals represent an unsecured obligation of the Company, bear interest at an agreed upon rate and, in general, will be paid or begin being paid following the date of the termination of a participating executive's employment with the Company. The employment agreement between the Company and Mr. Robert C. Woodworth provides for the deferral of a portion of bonus and other compensation that would otherwise be payable to Mr. Woodworth. It is anticipated that the Company will formalize the existing deferral arrangements and make provision for future deferrals (for Mr. Woodworth and others) pursuant to a new deferred compensation plan.

     Split Dollar Life Insurance Arrangements. In December 1996, PPC established so-called split dollar life insurance arrangements in connection with life insurance policies issued on the lives of Michael E. Pulitzer, Ken J. Elkins, Nicholas G. Penniman IV and Ronald H. Ridgway. In accordance with the Merger Agreement, the assets and liabilities attributable to these arrangements were assumed by the Company. These arrangements require the Company to make annual premium deposits to the policies and give the Company an economic interest in the policies. It is anticipated that the Company will make annual contributions to these arrangements (subject to future recoupment in whole or in part) of approximately $739,000 for up to nine more years. The Company is entitled to receive the value of its interest in each policy upon the death of the insured executive or, if applicable, the death of the survivor of the executive and his spouse. The Company's interest in each policy is secured by a collateral assignment of the policy.

     Other Insurance Benefits. PPC provided an insurance benefit program to certain of its executive officers and key employees with group life, accidental death and dismemberment and long-term disability insurance coverage in addition to the group life and accidental death and dismemberment insurance coverage maintained by the Company for all its employees. The executive group life insurance benefit was based upon a multiple of pay, subject to a maximum death benefit of $250,000. Upon retirement, the executive group life insurance coverage was reduced to $50,000. The accidental death and dismemberment coverage equaled the amount of the group life insurance benefit and terminated upon retirement. PPC's long-term disability insurance coverage provided a salary replacement equal to 60% of total compensation, subject to a maximum monthly benefit payment of $10,000. Benefits were payable after the ninetieth day of total disability and continued for the duration of the disability or until age
65. Executives who became disabled after age 60 were entitled to reduced benefits. Benefits were integrated with other sources of disability income, such as Social Security Disability Income.

     It is anticipated that the Company will offer a similar insurance benefit program to that of PPC.

     For a discussion of employment and other agreements with the Named Executives, see "Compensation Committee Report on Executive
Compensation -- Chief Executive Officer Compensation" and "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions."

                            STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                (PPC, S&P 500, S&P PUBLISHING (NEWSPAPER) INDEX)

                          PULITZER PUBLISHING COMPANY
                          RELATIVE MARKET PERFORMANCE
                             TOTAL RETURN 1993-1998

                                                   PULITZER PUBLISHING                                       S&P PUBLISHING
                                                         COMPANY               S & P 500 COMPOSITE          (NEWSPAPER)-INDEX
                                                   -------------------         -------------------          -----------------
'12/93'                                                     100                         100                         100
'12/94'                                                  113.65                      101.32                       92.38
'12/95'                                                  171.28                       139.4                      116.39
'12/96'                                                  224.31                       171.4                      147.98
'12/97'                                                  307.04                      228.59                      241.23
'12/98'                                                  427.56                      293.91                      249.68

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for PPC, the S&P 500 Composite and the S&P Publishing (Newspaper) Index is based on the stock price or composite index at the end of fiscal 1993.

     The above graph compares the performance of PPC with that of the S&P 500 Composite and the S&P Publishing (Newspaper) Index with the investment weighted on market capitalization. Companies included in the S&P Publishing (Newspaper) Index are: (i) Dow Jones & Company, Inc., (ii) Gannett Co., Inc., (iii) Knight-Ridder, Inc., (iv) The New York Times Company, (v) The Times Mirror Company and (vi) Tribune Company. The Company's Common Stock began trading on the New York Stock Exchange, Inc. under the symbol "PTZ" on March 19, 1999.

                         APPROVAL OF THE PULITZER INC.
               1999 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval at the Company's 1999 Annual Meeting of Stockholders, the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan (the "Restricted Stock Plan").

     The Company's Board of Directors believes that the Restricted Stock Plan will enhance the ability of the Company to attract, motivate and retain key personnel and will thereby serve the best interests of the Company and it stockholders.

     The principal features of the Restricted Stock Plan are summarized below. This summary is qualified in its entirety by the provisions of the Restricted Stock Plan, a copy of which is attached hereto as Appendix A.

     The Restricted Stock Plan permits the issuance of shares of the Company's Common Stock to present and future officers and other key employees and personnel of the Company and its subsidiaries, which, for this purpose, shall be deemed to include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50%. Shares may not be issued under the Restricted Stock Plan to directors of the Company who are not also employees of the Company and/or a subsidiary. Subject to appropriate adjustment for stock dividends or other capital changes, the aggregate number of shares which may be issued under the Restricted Stock Plan is limited to 500,000.

     The Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the Restricted Stock Plan, the Compensation Committee will determine whether, when and to whom awards will be made. The Compensation Committee will also determine the terms and conditions of each award, including, for example, the purchase price of shares (which may not be less than par value) and the vesting or other conditions to which shares acquired under the Restricted Stock Plan will be subject. The Restricted Stock Plan may be amended or terminated at any time by the Board of Directors, subject, however, to stockholder approval in the case of certain material enhancements such as an increase in the aggregate number of shares available under the Restricted Stock Plan.

     In general, unless an early income recognition election is made, the recipient of restricted stock under the Restricted Stock Plan will realize ordinary income as and when the restrictions lapse equal to the then difference between the fair market value of the stock and the amount paid therefor by the recipient. Also, subject to the executive compensation deduction limitations of
Section 162(m) of the Code, the Company will generally be entitled to a deduction corresponding to the ordinary income realized by the recipient.

     Shares to be issued under the Restricted Stock Plan shall be available either from authorized but unissued shares or from shares of Common Stock reacquired by the Company. If approved by the Company's stockholders at the 1999 Annual Meeting of Stockholders, the Restricted Stock Plan will be effective as of October 28, 1998 and will, unless terminated earlier by the Board of Directors, terminate on October 28, 2008.

     The following table sets forth the restricted Common Stock awards to officers and other key employees of the Company under the Restricted Stock Plan on April 7, 1999, subject to stockholder approval of the Restricted Stock Plan:

                               NEW PLAN BENEFITS
        1999 PULITZER INC. KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

                                                                DOLLAR
                    NAME AND POSITION(1)                      VALUE($)(2)    NUMBER OF UNITS(3)
------------------------------------------------------------  -----------    ------------------
Michael E. Pulitzer(4)......................................           *                *
  Chairman of the Board
Robert C. Woodworth.........................................   1,000,000           25,080(5)
  President and Chief Executive Officer
Ronald H. Ridgway...........................................           *                *
  Senior Vice President-Finance
Terrance C.Z. Egger.........................................     240,000            6,020(6)
  Vice President
James V. Maloney............................................           *                *
  Secretary
Executive Group.............................................   1,240,000           31,100
Non-Executive Director Group................................         N/A              N/A
Non-Executive Officer Employee Group........................           *                *

---------------
 * The number of restricted shares, if any, which might be awarded in the future is not determinable at this time.

 (1) Ken J. Elkins, Nicholas G. Penniman IV, John C Kueneke and C. Wayne Godsey are not included in this table because they are no longer employees of the Company or its subsidiaries.

 (2) Based on a value of $39.875 per share, the closing price of the Common Stock on the New York Stock Exchange on April 7, 1999, the date of the awards.

 (3) Subject to approval of the Restricted Stock Plan by the stockholders of the Company.

 (4) Served as President and Chief Executive Officer of the Company until December 31, 1998.

 (5) The Company has credited these restricted shares to the account of Mr. Woodworth, subject to certain conditions including a three year vesting requirement.

 (6) The Company has awarded these restricted shares to Mr. Egger, subject to a three year vesting requirement.

     The affirmative vote of a majority of the aggregate voting power of the Company's outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders is required for approval of the Restricted Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PULITZER INC. 1999 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN.

                         APPROVAL OF THE PULITZER INC.
                             1999 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval at the Company's 1999 Annual Meeting of Stockholders, the Pulitzer Inc. 1999 Stock Option Plan (the "Plan").

     The Company's Board of Directors believes that the Plan will enhance the Company's ability to attract, motivate and retain key personnel and will thereby serve the best interests of the Company and its stockholders.

     The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, a copy of which is attached hereto as Appendix B.

     The Plan permits the granting of options to purchase shares of the Company's Common Stock to (a) present and future officers and other key employees and personnel of the Company and its subsidiaries, which, except as otherwise specified in the Plan, shall include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50%, and (b) non-employee directors. Options to purchase 3,000 shares of Common Stock will automatically be granted to each non-employee director (other than directors who beneficially own 1% or more of any class of capital stock of the Company) on the day following each annual meeting of the Company's stockholders commencing with the 1999 Annual Meeting of Stockholders. Subject to adjustment to reflect stock dividends and other capital changes, a total of 3,000,000 shares of Common Stock may be issued under the Plan of which no more than 200,000 shares shall be issuable to non-employee directors under the automatic grant feature. The maximum number of shares covered by options granted to an employee in any calendar year may not exceed 200,000.

     The Plan will be administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the Plan, the committee, acting in its sole and absolute discretion, will have the authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the Plan. Payment for shares acquired upon the exercise of an option may be made (as determined by the committee) in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of the Company's Common Stock and installment payments under the optionee's promissory note. Options granted to employees may be designated as "incentive stock options" eligible for favorable income tax treatment under the Code. In general, the option exercise price per share may not be less than 85% of the fair market value per share on the date the option is granted (100% of fair market value in the case of "incentive stock options"). All options must expire no later than ten years from the date of grant, and, except as otherwise permitted by the committee, no option may be exercised more than 60 days after termination of the optionee's service (or, if the optionee's service is terminated by reason of retirement, disability or death, three years thereafter). Options automatically granted to non-employee directors will generally continue to be exercisable for three years following the date of the optionee's termination of service as a member of the Board of Directors.

     The Plan may be amended or terminated at any time by the Board of Directors, subject, however, to stockholder approval in the case of certain material enhancements such as an increase in the number of shares available under the Plan. No options may be granted under the Plan after October 28, 2008.

     An optionee will not realize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an "incentive stock option" (within the meaning of Section 422 of the Code) will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company will receive a corresponding deduction, subject to the executive compensation deduction limitation of Section 162(m) of the Code. If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise.

     The holder of an "incentive stock option" will not realize taxable income upon the exercise of the option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the "incentive stock option" is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an incentive stock option, and the Company receives a corresponding deduction, subject to the executive compensation deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by the Company (or its subsidiaries) at all times beginning on the date of grant and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

     It is possible that compensation realized under the Plan by certain executive officers will not be deductible by the Company by reason of the executive compensation deduction limitation of Section 162(m) of the Code.

     The Plan is not qualified under Section 401(a) of the Code.

     The following table sets forth information relating to the options granted under the Plan on April 7, 1999, subject to stockholder approval of the Plan:

                               NEW PLAN BENEFITS
                      1999 PULITZER INC. STOCK OPTION PLAN

                                                              DOLLAR VALUE
                    NAME AND POSITION(1)                         ($)(2)      NUMBER OF UNITS(3)
------------------------------------------------------------  ------------   ------------------
Michael E. Pulitzer(4)......................................    1,500,000         139,800
  Chairman of the Board
Robert C. Woodworth.........................................    1,500,000         139,800
  President and Chief Executive Officer
Ronald H. Ridgway...........................................      602,000          56,070
  Senior Vice President -- Finance
Terrance C.Z. Egger.........................................      191,000          17,800
  Vice President
James V. Maloney............................................       95,000           8,900
  Secretary
Executive Group.............................................    3,888,000         362,370
Non-Executive Director Group................................            *               *
Non-Executive Officer Employee Group........................    1,460,000         136,117

---------------
* Options to purchase shares of Common Stock, if any, which might be granted in the future are not determinable at this time.

(1) Ken J. Elkins, Nicholas G. Penniman IV, John C Kueneke and C. Wayne Godsey are not included in this table because they are no longer employees of the Company or its subsidiaries.

(2) These grants were made on April 7, 1999, subject to approval of the Plan by the Company's stockholders. The exercise price per share is $39.875 (the closing price on the grant date). The dollar values shown represent the values of the grants calculated pursuant to the Black-Scholes formula.

(3) Subject to approval of the Plan by the stockholders of the Company.

(4) Served as President and Chief Executive Officer of the Company until December 31, 1998.

     The affirmative vote of a majority of the aggregate voting power of the Company's outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders is required for approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PULITZER INC. 1999 STOCK OPTION PLAN.

                         APPROVAL OF THE PULITZER INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval at the Company's 1999 Annual Meeting of Stockholders, the Pulitzer Inc. 1999 Employee Stock Purchase Plan (the "Employee Purchase Plan").

     The Company's Board of Directors believes that the Employee Purchase Plan will encourage broader stock ownership by employees who might not otherwise own Common Stock and who, as owners of Common Stock, will have a greater incentive to contribute to the profitability and long term growth of the Company.

     The principal features of the Employee Purchase Plan are summarized below. This summary is qualified in its entirety by the provisions of the Employee Purchase Plan, a copy of which is attached hereto as Appendix C.

     The Employee Purchase Plan allows eligible employees to authorize payroll deductions for the periodic purchase of the Company's Common Stock at a price generally equal to 85% of the Common Stock's fair market value.

     In general, all employees of the Company and its subsidiaries are eligible to participate in the Employee Purchase Plan after completing at least one year of employment (including for this purpose pre-merger employment with PPC). For purposes of the Employee Purchase Plan, a subsidiary is any corporation at least 50% of the stock of which is owned directly or indirectly by the Company. Non-employee directors are not eligible to participate in the Employee Purchase Plan.

     Subject to appropriate adjustment for stock splits and other capital changes, the Company may sell a total of 300,000 shares of its Common Stock under the Employee Purchase Plan. Shares sold under the Employee Purchase Plan may be authorized and unissued or held by the Company in its treasury. The Company may purchase shares for resale under the Employee Purchase Plan.

     Participation in the Employee Purchase Plan is completely voluntary. Employees who choose to enroll in the Employee Purchase Plan must designate the portion of their base cash compensation (limited to 10%) to be withheld during each Employee Purchase Plan offering period. Unless changed, an offering period is each three-month calendar quarter. If the Employee Purchase Plan is approved by the Company's stockholders, it is anticipated that the first offering period will be the calendar quarter beginning July 1, 1999. An employee's payroll deductions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any calendar year Common Stock that has a fair market value greater than $25,000 (determined under the rules of the Internal Revenue Service).

     The amount of an employee's payroll deductions under the Employee Purchase Plan will be credited to a bookkeeping account maintained in the employee's name. At the end of each offering period, the amount credited to a participant's account will be applied to the purchase of shares of Common Stock from the Company at a price equal to 85% of the fair market value of the Common Stock at that time.

     An employee may elect to terminate his or her participation during an offering period. An employee's participation will automatically terminate upon the termination of his or her employment with the Company and its subsidiaries. Upon termination of participation, payroll deductions will cease and the amount credited to the participant's account (representing previous uninvested payroll deductions) will be paid in cash to the participant (or the participant's beneficiary). A participant who voluntarily withdraws from the Employee

Purchase Plan during an offering period may re-enroll for any subsequent offering period for which he or she is an eligible employee.

     The Employee Purchase Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Employee Purchase Plan, the Compensation Committee, acting in its sole and absolute discretion, will have full power and authority to construe, interpret and apply the terms of the Employee Purchase Plan. The Board of Directors may amend or terminate the Employee Purchase Plan at any time, subject to stockholder approval in the case of amendments changing the class of persons eligible to participate in or increasing the number of shares of Common Stock which may be sold under the Employee Purchase Plan.

     The Employee Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Amounts withheld from an employee's pay under the Employee Purchase Plan will be taxable as ordinary income. No income is realized by an employee upon the purchase of shares at the end of an offering period. A participant may realize ordinary income upon a sale or other disposition of shares acquired under the Employee Purchase Plan. In general, if the sale or other distribution occurs more than two years after the beginning of the offering period in which the shares were acquired, then gain (if any) realized will be treated as ordinary income in an amount up to the amount of the 15% purchase price discount. The balance of the gain, if any, will be treated as long-term capital gain. If the sale or other disposition occurs within said two-year period, then the employee will realize ordinary income equal to the 15% purchase price discount and the amount of the ordinary income will be added to the employee's cost basis for the purpose of determining the capital gain or loss realized on the sale or other disposition. The Company will be entitled to a deduction equal to the ordinary income realized by an employee who sells or otherwise disposes of shares acquired under the Employee Purchase Plan within two years after the purchase date.

     The Employee Purchase Plan is not qualified under Section 401(a) of the Code.

     It is not possible at this time to determine who may elect to participate in the Employee Purchase Plan. Such election will be made by each eligible participant. Michael E. Pulitzer is not eligible to participate in the Employee Purchase Plan.

     The affirmative vote of a majority of the aggregate voting power of the Company's outstanding shares of Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders is required for approval of the Employee Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PULITZER INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Although the by-laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. Deloitte & Touche LLP served as the independent auditors for PPC and will serve in that capacity for the Company for the 1999 fiscal year. The Board of Directors will ask the stockholders to ratify the appointment of this firm as independent auditors for the Company at the Annual Meeting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from the stockholders.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 21, 1999, for inclusion in the Board of Directors' proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          JAMES V. MALONEY
                                          Secretary

Dated: April 19, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: PULITZER INC., ATTN: JAMES V. MALONEY, SECRETARY, 900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI 63101.

                                                                      APPENDIX A

                                 PULITZER INC.

               1999 KEY EMPLOYEES' RESTRICTED STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan (the "Plan") is to enable Pulitzer Inc. (the "Company") and its stockholders to secure the benefits of incentives inherent in common stock ownership by present and future officers and other key employees and personnel of the Company and its subsidiaries, which, for purposes hereof, shall be deemed to include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50% (a "Subsidiary").

     2. Stock Subject to the Plan. Subject to the provisions of Section 6 hereof, the Company may issue and sell a total of 500,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. If shares issued and sold hereunder are repurchased by the Company in accordance with the provisions hereof or of the applicable restricted stock purchase agreements, then such shares shall again be available for issuance under the Plan.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to make awards under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of restricted stock purchase agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

     4. Eligibility. Shares of Common Stock may be issued and sold under the Plan to present and future officers and other key employees and personnel of the Company or a Subsidiary. Common Stock may not be issued or sold under the Plan to directors of the Company who are not also employees of the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom Common Stock will be offered hereunder, and will fix the number of shares covered by each such offer and establish the terms and conditions thereof, including, without limitation, the purchase price, and vesting and other restrictions on any shares to be acquired pursuant to said offer.

     5. Terms and Conditions of Restricted Stock Awards. Each restricted stock award made and accepted under the Plan will be evidenced by a restricted stock purchase agreement approved by the Committee. Each restricted stock award will be subject to the terms and conditions set forth in this section and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

     (a) Purchase Price. The purchase price of shares of Common Stock issued and sold under this Plan may not be less than the par value thereof on the date of their issuance and sale.

     (b) Restrictions. The Committee shall determine if, the extent to which and the manner in which shares of Common Stock issued or sold pursuant to the Plan shall be subject to vesting and/or other conditions and restrictions. Unless the Committee determines otherwise, with respect to each restricted stock award made hereunder, the Company shall have the right, but not the obligation, to reacquire all or a portion of the shares of Common Stock acquired pursuant to the award for an amount equal to the price paid therefor if the applicable vesting or other conditions or restrictions are not satisfied within the time or in the manner specified in the award. The recipient of a restricted stock award may be required to agree that all Common Stock acquired by him or her pursuant to the Plan is acquired for investment purposes and not for the purpose of resale or other distribution thereof.

     (c) Transferability. Shares of Common Stock issued and sold hereunder and subject to reacquisition by the Company may not be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated by the holder thereof other than to the Company in accordance with the restricted stock purchase agreement applicable thereto. Any attempt to do any of the foregoing without the committee's prior agreement shall be null and void, and, unless the Committee determines otherwise, shall result in the immediate forfeiture of such shares of Common Stock.

     (d) Other Provisions. The Committee may impose such other conditions with respect to the issuance and sale of Common Stock under the Plan as it may deem necessary or advisable, including, without limitation, any conditions relating to the application of federal or state securities, tax or other laws.

     6. Capital Changes. The aggregate number and class of shares for which awards may be made under the Plan shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

     7. Amendment and Termination. The Board may amend or terminate the Plan. Except as otherwise provided in Section 6 hereof, any amendment which would increase the aggregate number of shares of Common Stock as to which awards may be made under the Plan or modify the class of persons eligible to receive awards under the Plan shall be subject to the approval of the Company's stockholders. No amendment or termination of the Plan may affect adversely the terms of any outstanding award or restricted stock purchase agreement without the written consent of the holder. The Committee may amend the terms of any award or restricted stock purchase agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the holder under his or her award or agreement may not be made without the holder's prior written consent.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     9. Governing Law. The Plan and each award and agreement made hereunder shall be governed by the laws of the State of Delaware.

     10. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     11. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of any individual to whom shares of Common Stock are issued and sold hereunder shall not be affected solely by reason of the termination of the Plan and shall continue to be governed by the terms of the applicable restricted stock grant or restricted stock purchase agreement (as then in effect or thereafter amended) and the Plan.

                                                                      APPENDIX B

                                 PULITZER INC.

                             1999 STOCK OPTION PLAN

     1. Purpose. The purpose of the Pulitzer Inc. 1999 Stock Option Plan (the "Plan") is to enable Pulitzer Inc. (the "Company") and its stockholders to secure the benefit of the incentives inherent in common stock ownership by (a) present and future officers and other key employees and personnel of the Company and its subsidiaries, which, except as otherwise specified herein, shall include any entity in which the Company has an ownership interest, directly or indirectly, of at least 50% (a "Subsidiary"), and (b) Non-Employee Directors (within the meaning of Section 6(a) hereof).

     2. Stock Subject to the Plan. Subject to the provisions of Section 7(a) hereof, the Company may issue and sell a total of 3,000,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan, of which no more than 200,000 shares shall be issuable pursuant to Section 6 (relating to nondiscretionary grants to Non-Employee Directors). Such shares may be either authorized and unissued or held by the Company in its treasury. The maximum option grant which may be made in any calendar year to any employee of the Company or a Subsidiary shall not cover more than 200,000 shares. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct. Notwithstanding anything to the contrary herein contained, the Board shall be responsible for administering the provisions hereof in connection with nondiscretionary options granted pursuant to Section 6 hereof and all references herein to the Committee shall be deemed to refer to the Board with respect to any such option grant.

     4. Eligibility. Options may be granted under the Plan to present and future officers and other key employees or other personnel of the Company or a Subsidiary. Options may be granted to Non-Employee Directors only in accordance with Section 6 hereof. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on the exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

     5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Subject to the provisions hereof, including, without limitation, the provisions of Section 6, each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

     (a) Option Exercise Price. In the case of an Incentive Stock Option, the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an Incentive Stock Option granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (a "ten percent shareholder")); and, in the case of an option that is not an Incentive Stock Option, the exercise price per share may not be less than 85% of the fair market value of a share of Common Stock on the date the option is granted. For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing price per share as published by a national securities exchange on which shares of Common Stock are traded on such date or, if there is no sale on such date, on the next preceding date on which shares of Common Stock are traded.

     (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

     (c) Exercise of Options. No option will become exercisable unless the person to whom the option is granted remains in the continuous employ or service of the Company or a Subsidiary for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee will determine and will set forth in the option agreement any vesting or other restrictions on the exercisability of the option, subject to earlier termination of the option as may be required hereunder, and any vesting or other restrictions on shares of Common Stock acquired pursuant to the exercise of the option. An option may be exercised by transmitting to the Company, in a manner prescribed or approved by the Committee, (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Company to enable the Company or a Subsidiary, as the case may be, to satisfy its income tax withholding obligations with respect to such exercise unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations. Subject to the provisions of applicable law, the Company may agree to retain and withhold a number of shares of Common Stock sufficient to reimburse the Company for all or part of its withholding tax obligation.

     (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock and installment payments under the optionee's promissory note.

     (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Nontransferability of Options. Unless the Committee determines otherwise, (1) no option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution; and (2) during an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative. The Committee may permit the inter vivos transfer of an optionee's options, if at all, to any member of the optionee's immediate family or to a trust created for the benefit of any such person, on such terms and conditions as the Committee deems appropriate.

     (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Subsidiary, then, unless terminated sooner under the provisions hereof or of the optionee's option agreement, and unless determined otherwise by the Committee acting in its sole discretion, (a) if such termination of employment occurs by reason of the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, then the optionee's outstanding options will be fully vested and may be exercised within three years from the date of the termination of employment or service, and, at the end of such three-year period, any unexercised outstanding options will terminate; and (b) if the optionee's employment or service is terminated for any reason other than the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, then the optionee's outstanding options, to the extent then otherwise vested and exercisable, may be exercised within sixty days from the date of such termination of employment or service and, at the end of such sixty-day period, any unexercised vested and outstanding options will terminate, and the optionee's nonvested outstanding options will terminate upon the optionee's termination of employment or service.

     (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. Grant of Options to Non-Employee Directors.

     (a) Definition. For all purposes hereof, the term "Non-Employee Director" means any member of the Board who is not also an employee of the Company or a Subsidiary.

     (b) Nondiscretionary Grants. An option to purchase 3,000 shares of Common Stock will automatically be granted to each Non-Employee Director on the day following each annual meeting of the Company's stockholders. Notwithstanding the foregoing, no option may be granted to a Non-Employee Director who, on the date the option would otherwise be granted, beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 1% or more of the Common Stock of the Company or of any other class of capital stock of the Company.

     (c)  Terms and Conditions of Nondiscretionary Option
Grants. Notwithstanding anything to the contrary contained herein, in the case of an option granted to a Non- Employee Director under this Section, (1) the exercise price per share shall be equal to the fair market value of a share of Common Stock on the date the option is granted; (2) unless sooner terminated, the option will expire on the date ten years from the date the option is granted; (3) unless amended pursuant to Section 8 hereof, the option will not be exercisable (and will thereupon expire) if the optionee's service as a director ends for any reason other than death or disability prior to the annual meeting of the Company's stockholders next following the date as of which the option is granted; (4) the purchase price of shares of Common Stock acquired pursuant to the exercise of the option shall be payable in cash or by personal check or with previously-owned shares of Common Stock, or a combination thereof; and (5) unless sooner terminated hereunder, the option will continue to be exercisable for three years following the date of the optionee's termination of service as a member of the Board.

     (d) General. It is intended that options granted under this Section shall constitute nondiscretionary options granted under a "formula plan" within the meaning and for the purposes of Rule 16b-3. The provisions of the Plan and of any option agreement made in connection with options granted under this Section of the Plan shall be interpreted and applied accordingly.

     7.  Capital Changes, Reorganization, Sale.

     (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan,the maximum number of shares for which options may be granted to any individual in any calendar year, the number and class of shares which are automatically granted under Section 6(b), the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

     (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section 7(b), in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement.

     (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

     (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

     (e) Determination of Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     8. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely any outstanding option without the written consent of the optionee. Except as otherwise provided in Section 7, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any stock option agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the optionee may not be made without the optionee's prior written consent.

     9. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     10. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     11. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     12. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

                                                                      APPENDIX C

                                 PULITZER INC.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Subsidiaries with a convenient way to acquire shares of the Company's Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, and the Plan will be interpreted and construed accordingly.

     2. Definitions. Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

     (a) "Account" means the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as it now exists and is hereafter amended.

     (d) "Committee" means the administrative committee appointed by the Board to administer the Plan.

     (e) "Common Stock" means the common stock of the Company, $.01 par value per share.

     (f) "Company" means Pulitzer Inc., a Delaware corporation, and any successor corporation.

     (g) "Compensation" means the base cash compensation paid by the Company or a Subsidiary to a Participant which is required to be reported as wages on the Participant's Form W-2, including such additional amounts which are not includable in gross income by reason of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions).

     (h) "Employee" means an individual who performs services for the Company or a Subsidiary in an employer-employee relationship. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     (i)  "Enrollment Date" means the first day of an Offering Period.

     (j)  "Exercise Date" means the last business day of an Offering Period.

     (k) "Fair Market Value" means the closing sale price per share of the Common Stock as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale on such date, on the next preceding date.

     (l) "Offering Period" means the calendar quarter beginning April 1, 1999 or such later date as established by the Committee, and each calendar quarter thereafter; provided, however, that the Committee shall have the power to change the duration of Offering Periods and the commencement dates thereof without stockholder approval if such change is announced to Employees at least five days prior to the scheduled beginning of the first Offering Period resulting from such change.

     (m) "Participant" means any Employee for whom an Account is maintained under the Plan.

     (n) "Subsidiary" means a corporation 50% or more of the total combined voting power of which is owned directly or indirectly by the Company as described in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 hereof, the Company may issue and sell a total of 300,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder.

     4. Administration. The Plan will be administered by a committee consisting of at least two directors appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

     5. Eligibility and Enrollment. An Employee will be eligible to become a Participant in the Plan on the Enrollment Date coincident with or next following the date he or she completes one year of employment with the Company or a Subsidiary. An eligible Employee will become a Participant for an Offering Period by completing a Plan enrollment form authorizing payroll deductions and filing it with the Company prior to the Offering Period. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding any provisions of the Plan to the contrary, no Employee may be granted the right to purchase Common Stock under the Plan if and to the extent that:

          (a) immediately after the grant, such Employee would directly or indirectly own stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined in accordance with Section 424(d) of the Code); or

          (b) the Employee's right to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary would accrue at a rate which exceeds $25,000 in fair market value (determined at the time of grant) for each calendar year in which such right is outstanding.

     6. Payroll Deduction. At the time a Participant enrolls in the Plan, he or she must elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election; provided, however, that no more than 10% of a Participant's Compensation may be withheld under the Plan on any pay date, and provided further that the Committee, acting in its discretion and in a uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant's Account. Interest shall not accrue on any amounts credited to a Participant's Account. The rate of a Participant's contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

     7. Purchase of Shares. On each Exercise Date, the amount credited to a Participant's Account shall be used to purchase a whole number of shares of Common Stock, the number of which will be determined by dividing the amount credited to the Participant's Account by the purchase price per share. Any amount remaining in the Participant's Account will be converted to a fractional share unless the Committee, acting, in its discretion, determines that fractional shares will not be credited to Participants under the Plan, in which event, subject to the Participant's continuing withdrawal right, such amount will be credited to the Participant's Account as of the beginning of the next Offering Period. Subject to Section 11 of the Plan, the purchase price per share will be equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased for all Employees under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares will be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

     8. Discontinuance and Withdrawal of Contributions; Change of Rate of Payroll Deductions.

     (a) Discontinuance or Withdrawal. At any time during an Offering Period, a Participant may notify the Company that he or she wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his or her Account at any time during an Offering Period except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions will be permitted during that Offering Period by the withdrawing Participant.

     (b) Withholding Changes. At any time during an Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable after the Company's receipt of the new enrollment form.

     9. Termination of Employment. Any Participant whose employment with the Company and its Subsidiaries is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant's Account during the Offering. Period will be returned to the Participant or, in the case of a deceased Participant, to the Participant's beneficiary, as soon as practicable after the Participant's termination of employment.

     10. Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

     11.  Capital Changes, Reorganization, Sale.

     (a) Adjustments Upon Changes in Capitalization. The number and class of shares of Common Stock which may be issued under the Plan, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

     (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant will be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant's Account which is not used to purchase Common Stock before the Exchange Transaction will be distributed to the Participant. Notwithstanding the preceding sentence, (1) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock will be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (2) the Committee, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

     (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

     (d) Fractional Shares. In the event of any adjustment in the number of shares of Common Stock covered by any right pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such right will cover only the number of full shares of Common Stock resulting from the adjustment.

     (e)  Determination of Board to be Final.  All adjustments under this
Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     12. Amendment and Termination. The Board may amend or terminate the Plan at any time; provided, however, that, except as otherwise provided in Section 11 hereof, any amendment which would increase the aggregate number of shares of Common Stock which may be issued under the Plan or modify the class of persons eligible to participate in the Plan shall be subject to the approval of the Company's stockholders.

     13. Transferability. The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant's lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant's Account in the event of the Participant's death during an Offering Period. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's estate will be deemed to be his or her designated beneficiary.

     14. No Rights Conferred. Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the service or employ of the Company and its Subsidiaries or to interfere with the right of the Company and its Subsidiaries to discharge him or her at any time.

     15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     16. Legal Requirements. The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     17. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws provisions.

     18. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     19. Stockholder Approval. The Plan shall be effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve months from the date of adoption by the Board.

                                     PROXY
                                 PULITZER INC.
             THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1999


Michael E. Pulitzer and David E. Moore, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of common stock of Pulitzer Inc. (the"Company") held of record by the undersigned on April 9, 1999, at the Annual Meeting of Stockholders to be held at 10:00 a. m., Central Daylight Time, on May 12,1999 at the Missouri Botanical Garden, Shoenberg Auditorium, 4344 Shaw Boulevard, St. Louis, Missouri 63110, and at any adjournment thereof.

The signor acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 12, 1999, the Proxy Statement of the Company, each dated April 19, 1999, and the Company's Annual Report for the fiscal year ended December 31, 1998, each of which has been furnished herewith.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                     SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------

[X] Please mark your                                                        3925
    votes as in this
    example.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSALS 2, 3, 4 AND 5.

                 FOR all nominees listed       WITHHOLD AUTHORITY
                 below (except as marked    to vote for all nominees
                  to the contrary below)          listed below


1. Proposal No. 1-        [ ]                       [ ] NOMINEES:
   Election of Class                                    Emily Rauh Pulitzer
   A Directors.                                         James M. Snowden, Jr.
                                                        and Robert C. Woodworth.
INSTRUCTION: To withhold authority to vote for any
             individual nominee, write that nomi-
             nee's name on the line set forth below.

----------------------------------------------------



                                                  FOR  AGAINST  ABSTAIN
2. Proposal No. 2-Approval of the Pulitzer Inc.   [ ]    [ ]      [ ]
   1999 Key Employees' Restricted Stock
   Purchase Plan.

3. Proposal No. 3-Approval of the Pulitzer Inc.   [ ]    [ ]      [ ]
   1999 Stock Option Plan.

4. Proposal No. 4-Approval of the Pulitzer Inc.   [ ]    [ ]      [ ]
   1999 Employee Stock Purchase Plan.

5. Proposal No. 5-Ratification of the appointment [ ]    [ ]      [ ]
   of Deloitte & Touche LLP as independent
   auditors of the Company for the 1998 fiscal year.






SIGNATURE(S)____________________________________________________ DATE__________

NOTE:Please sign exactly as name appears hereon. Each joint owner should sign.




--------------------------------------------------------------------------------

                                     PROXY